EXHIBIT 10.1

COSMOS HOLDINGS INC. EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of January 1st, 2019, by and between Cosmos Holdings Inc., an OTCQB listed company(COSM), located in 141 West Jackson Blvd, Suite 4236, Chicago, 60604 Illinois, ( the “Company”), and Mr. Georgios Terzis, resident of 2 Str. Melitos, Nea Smyrni, Attiki, Greece, TK 17121, an individual (the “International Manager”).

I.	SERVICES

1.1 Manager has been appointed as a International Finance Manager of the Company, effective from the 1st of January 2019, (the “Effective Date”), until the earlier of the date on which Manager ceases to be an employee of the Board for any reason or the date of termination of this Agreement in accordance with this Section 5.2 hereof (such earlier date being the “Expiration Date”).

1.2 Manager Services. Manager’s services to the Company hereunder shall include servicing the company in the financial department and executing the relative tasks provided by the Board of Directors in order to manage the business of the Company in accordance with applicable law and the then current Articles, and such other services mutually agreed by the Manager and the Company (the “Manager Services”).

II.	COMPENSATION

2.1 Expense Reimbursement. The Company shall reimburse Manager for all reasonable travel and other out-of-pocket expenses incurred in connection with the Manager Services rendered by Manager.

2.2 Fees to Manager. The Company agrees to pay Manager the following fees for the Manager Services: a monthly fee of $1,500. In the event Manager ceases to work for the company for any reason, Manager shall be entitled to the pro rata portion of the annual fee for the number of months he has served as manager in a given year.

III.	DUTIES OF MANAGER

3.1 Fiduciary Duties. In fulfilling his managerial responsibilities, Manager shall be charged with a fiduciary duty to the Company and all of its shareholders. Manager shall be attentive and inform himself of all material facts regarding a decision before taking action. In addition, Manager’s actions shall be motivated solely by the best interests of the Company and its shareholders.

3.2 Confidentiality. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Manager shall maintain in strict confidence all information he has obtained or shall obtain from the Company which the Company has designated as “confidential” or which is, by its nature confidential, relating to the Company’s business, operations, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Company, (ii) is required to be disclosed by law or a valid order by a court or other governmental body, or (iii) is independently learned by Manager outside of this relationship (the “Confidential Information”).

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3.3 Nondisclosure and Nonuse Obligations. Manager will use the Confidential Information solely to perform the Manager Services for the benefit of the Company. Manager will treat all Confidential Information of the Company with the same degree of care as Manager treats his own Confidential Information, and Manager will use his best efforts to protect the Confidential Information. Manager will not use the Confidential Information for his own benefit or the benefit of any other person or entity, except as may be specifically permitted in this Agreement. Manager will immediately give notice to the Company of any unauthorized use or disclosure by or through him, or of which he becomes aware, of the Confidential Information. Manager agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.

3.4 Return of the Company Property. All materials furnished to Manager by the Company, whether delivered to Manager by the Company or made by Manager in the performance of Manager Services under this Agreement (the “Company Property”) are the sole and exclusive property of the Company. Manager agrees to promptly deliver the original and any copies of the Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, Manager agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of the Company Property. Manager agrees to certify in writing that Manager has so returned or destroyed all such the Company Property.

IV.	COVENANTS OF MANAGER

4.1 No Conflict of Interest. In one year from the Effective Date, or if the term of this Agreement is longer, then during the term of this Agreement, Manager shall not be employed by, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with the Company or otherwise undertake any obligation inconsistent with the terms hereof, provided that Manager may own equity of certain business entity engaging in similar business as that of the Company subject to the prior approval by the Board, and provided further that Manager may continue Manager’s current affiliation or other current relationships with the entity or entities described on Exhibit A (all of which entities are referred to collectively as “Current Affiliations”). For a period of one (1) year after the Expiration Date, Manager shall not be employed by, operate or manage any business entity that is competitive with the Company. This Agreement is subject to the current terms and agreements governing Manager’s relationship with Current Affiliations, and nothing in this Agreement is intended to be or will be construed to inhibit or limit any of Manager’s obligations to Current Affiliations. Manager represents that nothing in this Agreement conflicts with Manager’s obligations to Current Affiliations. A business entity shall be deemed to be “competitive with the Company” for purpose of this Article IV only if and to the extent it engages in the business substantially similar to the Company’s businesses.

4.2 Noninterference with Business. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Manager agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, Manager agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company to terminate or breach his or her employment, contractual or other relationship with the Company.

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V.	TERM AND TERMINATION

5.1 Term. This Agreement is effective on the Effective Date (January 1st 2019), and will continue for three years and expire on December 31st 2021.

5.2 Termination. Either party may terminate this Agreement at any time upon fifteen (15) days prior written notice to the other party, or such shorter period as the parties may agree upon.

5.3 Survival. The rights and obligations contained in Articles III and IV will survive any termination or expiration of this Agreement.

VI.	MISCELLANEOUS

6.1 Assignment. Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6.2 No Waiver. The failure of any party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

6.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by e--mail to Company’s e-mail addresses. Notice shall be sent to the official addresses of the Company.

6.4 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Nevada, without regard to conflicts of law principles thereof.

6.5 Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

6.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Manager Services undertaken by Manager for the Company.

6.7 Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and Manager. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

6.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:	Cosmos Holdings Inc.

	By:	/s/ Grigorios Siokas
	Name:	Grigorios Siokas
	Title:	Director &CEO

Manager:	By:	/s/ Georgios Terzis
	Name:	Georgios Terzis
	Title:	International Finance Manager

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